DELAWARE GROUP INCOME FUNDS

Registration No. 811-02071
FORM N-SAR
Annual Period Ended July 31, 2017

SUB-ITEM 77B: Accountant?s report on internal control

Accountant?s report on internal control, attached as Exhibit.

WS: MFG_Philadelphia: 912559: v1

WS: MFG_Philadelphia: 867889: v1